Exhibit 10.14
June 5, 2008
John W. Henry & Company, Inc.
301 Yamato Road, Suite 2200
Boca Raton, Fl. 33431-4931
Attn: Mr. Ken Webster

Re:	Management Agreement Renewals
Dear Mr. Webster:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2009 and all other provisions of the Management Agreements will remain unchanged.
•	Smith Barney Westport Futures Fund L.P.
•	JWH Master Fund LLC
•	AURORA III
•	Citigroup Diversified Futures Fund L.P.
•	CMF Institutional Futures Portfolio L.P.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.

Very truly yours, CITIGROUP MANAGED FUTURES LLC
By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

JOHN W. HENRY & COMPANY, INC
By:	/s/ Ken Webster

Print Name: Ken Webster